SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Date of Report (Date of earliest event reported)     FEBRUARY  22,  2001

                           FULL  MOON  UNIVERSE,  INC.
                           ---------------------------
            (Exact  name  of  registrant  as  specified  in its charter)

         WASHINGTON                  001-01337               91-0684860
         ----------                  ---------               ----------
(State or other jurisdiction       (Commission            (IRS Employer
      of incorporation)            File Number)            Identification No.)


             1645 NORTH VINE STREET  -  9TH  FLOOR, HOLLYWOOD, CA 90028
             -----------------------------------------------------------
                    (Address  of  principal  executive  offices)

Registrant's  telephone  number,  including  area  code          (323)  468-0599

                                          N/A
                                          ---
          (Former  name  or  former  address, if changed since last report)

ITEM  5.  OTHER  EVENTS

The  Company  has reached an agreement with its largest secured creditor, Albert
M. Zlotnick, to modify the terms of the $1,875,000 secured note payable to Mr. Zlotnick. The note has been previously modified on several occasions extending the due date of the first payment on the note in the amount of $500,000 from January 31, 2001 to February 23, 2001. Under the terms of the agreement, the due date of the first $500,000 payment has been extended to March 31, 2001 contingent upon the Company raising additional equity funding on the following schedule:

     $100,000  on  or  before  March  10,  2001
     $100,000  on  or  before  March  20,  2001
     $100,000  on  or  before  March  30,  2001

For each $100,000 of equity raised on the above timetable, Mr. Zlotnick will loan the Company an additional $50,000 up to a maximum of $150,000. The Company is dependent upon the success of its current private equity offering to make the March 31, 2001 note payment to Mr. Zlotnick.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


FULL  MOON  UNIVERSE,  INC.


Date:     February  26,  2001


By:  /s/ Charles Band
------------------------------------
       Charles  Band,  President